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                                                                    EXHIBIT 99.1

                                  CERTIFICATION

     Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of GMX Resources Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   August 14, 2002                /s/ Ken L. Kenworthy, Jr.
                                        ----------------------------------------
                                        Name:  Ken L. Kenworthy, Jr.
                                        Title: Chief Executive Officer



     The foregoing certification is being furnished solely pursuant to 18 U.S.C.ss.1350.